                                                                    EXHIBIT 12.1

                 THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                ACTUAL
                                                                  ----------------------------------
                                                                        SIX MONTHS ENDED MAY
                                                                        --------------------
                                                                         1999            1998
                                                                       --------        --------
                                                                            ($ in millions)
Net earnings                                                           $  1,347        $  1,731

Add:
  (Benefit)/provision for taxes                                          (1,646)            328
  Portion of rents representative of an interest factor                      48              31
  Interest expense on all indebtedness                                    5,747           7,005
                                                                       --------        --------

Earnings, as adjusted                                                  $  5,496        $  9,095
                                                                       ========        ========

Fixed charges:
  Portion of rents representative of an interest factor                $     48        $     31
  Interest expense on all indebtedness                                    5,747           7,005
                                                                       --------        --------

Fixed charges                                                          $  5,795        $  7,036
                                                                       ========        ========
                                                                       --------        --------
Ratio of earnings to fixed charges                                         0.95x           1.29x
                                                                       ========        ========

                                                                        PRO FORMA
                                                                  ---------------------
                                                                  SIX MONTHS ENDED MAY
                                                                  ---------------------
                                                                         1999
                                                                       --------
                                                                   ($ in millions)
Net earnings                                                           $  1,156

Add:
  Provision for taxes                                                       803
  Portion of rents representative of an interest factor                      48
  Interest expense on all indebtedness                                    5,754
                                                                       --------

Earnings, as adjusted                                                  $  7,761
                                                                       ========

Fixed charges:
  Portion of rents representative of an interest factor                $     48
  Interest expense on all indebtedness                                    5,754
                                                                       --------

Fixed charges                                                          $  5,802
                                                                       ========
                                                                       --------
Ratio of earnings to fixed charges                                         1.34x
                                                                       ========